Exhibit 15



                                      Re: Colonial Realty Limited Partnership
                                         (File No. 0-20707)
                                          Registrations on Form S-3


We are aware that our report dated November 7, 2003 on our review of interim financial information of Colonial Realty Limited Partnership for the three and nine-month periods ended September 30, 2003 and 2002 and included in the Partnership's quarterly report on Form 10-Q for the periods then ended, is incorporated by reference in the registration statement on Form S-3/A related to the Shelf Registration filed on October 10, 2003 (File No. 333-105329). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                                /s/ PricewaterhouseCoopers LLP
                                                    PricewaterhouseCoopers LLP

Birmingham, Alabama
November 13, 2003